Exhibit 23.2


                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Southern Connecticut Bancorp, Inc. on Form S-8 of our report, dated March 5, 2004, included in the Annual Report on Form 10-KSB of Southern Connecticut Bancorp, Inc. for the year ended December 31, 2003.

/s/ McGladrey & Pullen, LLP
---------------------------

New Haven, Connecticut
August 11, 2004